Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports Third Quarter 2014 Results
Phoenix, June 25, 2014 - Apollo Education Group, Inc. (NASDAQ: APOL) today reported financial results for the three and nine months ended May 31, 2014, with third quarter revenue of $799.9 million and diluted earnings per share of $0.59, or $0.76 excluding special items.
“We have made meaningful progress on our strategy to differentiate University of Phoenix and all of our institutions, diversify Apollo Education Group, and build a more efficient organization focused on operational excellence,” said Greg Cappelli, Chief Executive Officer, Apollo Education Group. “During the third quarter, we continued our plan to realign the University of Phoenix by implementing our college-based strategy and also completed the roll-out of our new learning platform across the university. We further expanded our global network to South Africa and are now serving students on six continents through Apollo Global. Our teams are helping students ensure their education is linked to careers in growing areas and are working with employers to address their needs for access to high-quality talent with the most relevant job skills.”
“After a comprehensive national search, we are honored to have Tim Slottow in place as the new president of University of Phoenix, joining us from one of the world’s most respected higher education institutions,” Cappelli added. “Tim shares our commitment to the mission of University of Phoenix, and to delivering a quality education that helps students achieve academic and personal success to meet their individual and professional goals.”
Third Quarter 2014 Results of Operations
Apollo Education Group (“the Company”) reported net revenue for the third quarter 2014 of $799.9 million, compared to $946.8 million for the third quarter 2013. As University of Phoenix continued to realign its operations during the third quarter 2014, University of Phoenix New Degreed Enrollment decreased 12.9% to 33,900 and Degreed Enrollment decreased 15.9% to 241,900, compared to the same period a year ago. Operating income for the third quarter 2014 was $113.1 million, compared to $132.0 million from the prior year third quarter. Net income attributable to Apollo Education Group for the third quarter 2014 was $66.0 million, or $0.59 per share, compared to $80.0 million, or $0.71 per share, in the third quarter 2013.
Results for the third quarter 2014 included the following special items: $16.2 million of contingent consideration charges and acquisition costs, $14.9 million of restructuring and other charges, a $4.1 million charge associated with legal matters, and an $11.2 million gain related to foreign indirect taxes following resolution with a taxing authority, which is included in the Instructional and Student Advisory line item.
Excluding these special items, operating income was $137.1 million for the third quarter 2014, compared to $195.1 million in the third quarter 2013, and net income attributable to Apollo Education Group for the third quarter 2014 was $84.9 million, or $0.76 per share, compared to $119.1 million, or $1.05 per share, for the third quarter 2013. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release for the third quarter 2014 and 2013 special items.)

First Nine Months of 2014 Results of Operations
Net revenue for the first nine months of fiscal year 2014 totaled $2.3 billion, compared to $2.8 billion in the first nine months of fiscal year 2013, representing a 17.7% decrease. In the first nine months of 2014, University of Phoenix Average Degreed Enrollment decreased 17.1% to 256,100 as compared to the same period a year ago. Operating income for the first nine months of 2014 was $290.0 million, compared to $392.7 million for same prior year period. The Company reported net income attributable to Apollo Education Group for the nine months ended May 31, 2014, of $179.5 million, or $1.59 per share, compared to $227.0 million, or $2.01 per share, for the nine months ended May 31, 2013.
Results for the first nine months of fiscal year 2014 included the following special items: $62.1 million of restructuring and other charges, $29.2 million of contingent consideration charges and acquisition costs, and a $13.1 million charge associated with legal matters, an $11.2 million gain related to foreign indirect taxes following resolution with a taxing authority, and a $10.2 million benefit from a tax settlement.
Excluding these special items noted above, operating income was $383.2 million for the nine months ended May 31, 2014, compared to $500.8 million for the nine months ended May 31, 2013, and net income attributable to Apollo Education Group for the nine months ended May 31, 2014, was $235.7 million, or $2.08 per share, compared to $295.0 million, or $2.61 per share, for the nine months ended May 31, 2013. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release for the first nine months of 2014 and 2013 special items.)
Balance Sheet and Cash Flow
As of May 31, 2014, the Company’s unrestricted cash and cash equivalents and short-term marketable securities were $800 million, compared to $1.5 billion at August 31, 2013. The decrease was primarily due to $623.3 million used for payments on borrowings, $119.5 million for acquisitions, $118.5 million for share repurchases (which includes $3.8 million of repurchases related to tax withholding requirements on restricted stock units), $80.6 million for capital expenditures, and a net investment of $61.7 million in long-term marketable securities. These items were partially offset by $289.0 million of cash provided by operations.
Accounts receivable were $201.7 million as of May 31, 2014, compared to $215.4 million at August 31, 2013. As of May 31, 2014, excluding accounts receivable and the related net revenue for Apollo Global, the Company’s days sales outstanding was 18 days as compared to 20 days as of May 31, 2013.
Share Repurchases
Under its share repurchase program, the Company repurchased approximately 1.5 million shares of its common stock at a weighted average purchase price of $29.85 per share for a total cost of $45.0 million during the three months ended May 31, 2014. For the nine months ended May 31, 2014, the Company repurchased 3.8 million shares of its common stock at a weighted average price of $30.21 for a total cost of $114.7 million. The Company currently has approximately $135.3 million available on its share repurchase authorization. There is no expiration date on the repurchase authorizations and repurchases occur at management’s discretion.
Business Outlook
The Company offers the following outlook for fiscal year 2014 based on the business trends observed during the third quarter 2014, as well as management’s current expectations of future trends.

•	Net revenue of $3.04 to $3.06 billion; and

•	Operating income of $420 to $435 million, excluding the impact of special items.

Conference Call Information
The Company will hold a conference call to discuss these earnings results at 8:30 a.m. ET, 5:30 a.m. PT, today, Wednesday, June 25, 2014.
Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 35042411
Webcast and Replay:
A live webcast of this event will be available on the Apollo Education Group website at www.apollo.edu, with a webcast replay available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until July 2, 2014.
855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 35042411
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers and has been in the education business since 1973. Through its subsidiaries: Apollo Global, College for Financial Planning, Institute for Professional Development, University of Phoenix, and Western International University, Apollo Education Group offers innovative and distinctive educational programs and services, online and on-campus, at the undergraduate, masters and doctoral levels. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit www.apollo.edu.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the costs and effectiveness of University of Phoenix initiatives to improve student retention, improve student outcomes and demonstrate a compelling and cost effective relationship between a student’s education and career; (iii) changes in law or regulation affecting the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, including changes that may be included in the reauthorization of the federal Higher Education Act and the proposed Department of Education regulations relating to gainful employment and state authorization; (iv) any adverse impact on University of Phoenix’s business arising from the Notice sanction imposed by the University’s principal accreditor, and any associated impact on the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs; (v) the impact of the Company’s recent campus closures and other restructuring initiatives; (vi) the impact of the operational and governance changes made to increase

University of Phoenix autonomy in response to governance concerns expressed by its principal accreditor; (vii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (viii) the impact of changes in marketing channels and other recruiting practices; (ix) changes in University of Phoenix’s business necessary to remain in compliance with U.S. federal student financial aid program regulations, including the so-called 90/10 Rule and the limitations on student loan cohort default rates, and to remain in compliance with the accrediting criteria of the relevant accrediting bodies; (x) changes in University of Phoenix enrollment or student mix; (xi) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of the acquired businesses, and unexpected changes or developments in the acquired businesses, and (xii) unexpected changes in the U.S. or global economy. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s quarterly reports and Form 10-K for fiscal year 2013, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.
Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
	2014	2013	% of Net Revenue		2014	2013	% of Net Revenue
(In thousands, except per share data)			2014	2013			2014	2013
Net revenue	$799,919	$946,774	100.0%	100.0%	$2,335,312	$2,836,329	100.0%	100.0%
Costs and expenses:
Instructional and student advisory	327,764	393,387	41.0%	41.5%	987,018	1,209,239	42.3%	42.6%
Marketing	139,868	156,918	17.5%	16.6%	421,104	493,104	18.0%	17.4%
Admissions advisory	58,202	65,078	7.3%	6.9%	164,783	204,618	7.0%	7.2%
General and administrative	75,618	82,717	9.4%	8.7%	218,524	237,474	9.4%	8.4%
Depreciation and amortization	37,721	38,360	4.7%	4.1%	111,524	123,554	4.8%	4.4%
Provision for uncollectible accounts receivable	12,485	15,258	1.6%	1.6%	37,997	67,566	1.6%	2.4%
Contingent consideration charges and acquisition costs	16,168	—	2.0%	—%	29,173	—	1.2%	—%
Restructuring and other charges	14,904	63,103	1.9%	6.7%	62,076	131,295	2.7%	4.6%
Litigation charge (credit)	4,125	—	0.5%	—%	13,125	(23,200)	0.6%	(0.8)%
Total costs and expenses	686,855	814,821	85.9%	86.1%	2,045,324	2,443,650	87.6%	86.2%
Operating income	113,064	131,953	14.1%	13.9%	289,988	392,679	12.4%	13.8%
Interest income	453	506	—%	0.1%	1,620	1,443	0.1%	0.1%
Interest expense	(1,915)	(1,940)	(0.2)%	(0.2)%	(5,984)	(6,074)	(0.2)%	(0.2)%
Other (expense) income, net	(284)	(862)	—%	(0.1)%	630	811	—%	—%
Income before income taxes	111,318	129,657	13.9%	13.7%	286,254	388,859	12.3%	13.7%
Provision for income taxes	(46,308)	(49,487)	(5.8)%	(5.2)%	(110,026)	(161,290)	(4.8)%	(5.7)%
Net income	65,010	80,170	8.1%	8.5%	176,228	227,569	7.5%	8.0%
Net loss (income) attributable to noncontrolling interests	1,015	(217)	0.2%	(0.1)%	3,293	(594)	0.2%	—%
Net income attributable to Apollo	$66,025	$79,953	8.3%	8.4%	$179,521	$226,975	7.7%	8.0%
Basic income per share attributable to Apollo	$0.60	$0.71			$1.60	$2.02
Diluted income per share attributable to Apollo	$0.59	$0.71			$1.59	$2.01
Basic weighted average shares outstanding	110,613	112,742			112,024	112,579
Diluted weighted average shares outstanding	112,082	113,372			113,129	113,121

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	May 31, 2014	August 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$638,796	$1,414,485
Restricted cash and cash equivalents	256,137	259,174
Marketable securities	168,959	105,809
Accounts receivable, net	201,660	215,401
Prepaid taxes	1,701	30,359
Deferred tax assets	76,343	60,294
Other current assets	62,813	64,134
Total current assets	1,406,409	2,149,656
Marketable securities	105,681	43,941
Property and equipment, net	447,968	472,614
Goodwill	259,672	103,620
Intangible assets, net	197,443	132,192
Deferred tax assets	68,409	63,894
Other assets	45,276	32,030
Total assets	$2,530,858	$2,997,947
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$31,093	$628,050
Accounts payable	65,162	73,123
Income taxes payable	10,319	—
Student deposits	296,625	309,176
Deferred revenue	218,246	213,260
Accrued and other current liabilities	326,642	346,706
Total current liabilities	948,087	1,570,315
Long-term debt	39,756	64,004
Deferred tax liabilities	32,219	12,177
Other long-term liabilities	241,662	233,442
Total liabilities	1,261,724	1,879,938
Commitments and contingencies
Redeemable noncontrolling interests	58,744	—
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Education Group Class A nonvoting common stock, no par value	103	103
Apollo Education Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Education Group Class A treasury stock, at cost	(3,922,049)	(3,824,758)
Retained earnings	5,157,935	4,978,815
Accumulated other comprehensive loss	(26,543)	(36,563)
Total Apollo shareholders’ equity	1,209,447	1,117,598
Noncontrolling interests	943	411
Total equity	1,210,390	1,118,009
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,530,858	$2,997,947

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended May 31,
($ in thousands)	2014	2013
Operating activities:
Net income	$176,228	$227,569
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	33,694	39,888
Excess tax benefits from share-based compensation	(49)	(14)
Depreciation and amortization	111,524	123,554
Accelerated depreciation included in restructuring	6,159	41,581
(Gain) loss on asset dispositions and write-offs, net	(862)	3,976
Non-cash foreign currency loss, net	642	810
Provision for uncollectible accounts receivable	37,997	67,566
Deferred income taxes	(22,067)	(21,243)
Changes in assets and liabilities, excluding the impact of acquisitions:
Restricted cash and cash equivalents	3,659	(747)
Accounts receivable	(20,472)	(70,761)
Other assets	(9,436)	(13,842)
Accounts payable	(10,789)	2,239
Income taxes	39,724	41,205
Student deposits	(15,436)	(10,430)
Deferred revenue	(7,768)	(28,672)
Accrued and other liabilities	(33,742)	(12,326)
Net cash provided by operating activities	289,006	390,353
Investing activities:
Purchases of property and equipment	(80,642)	(96,735)
Purchases of marketable securities	(265,083)	(130,207)
Maturities of marketable securities	136,157	15,890
Acquisitions, net of cash acquired	(119,454)	—
Other investing activities	3,446	(1,500)
Net cash used in investing activities	(325,576)	(212,552)
Financing activities:
Payments on borrowings	(624,393)	(633,450)
Proceeds from borrowings	1,081	2,176
Purchase of noncontrolling interest	—	(42,500)
Share repurchases	(118,478)	(5,696)
Share reissuances	1,793	2,993
Excess tax benefits from share-based compensation	49	14
Net cash used in financing activities	(739,948)	(676,463)
Exchange rate effect on cash and cash equivalents	829	(974)
Net decrease in cash and cash equivalents	(775,689)	(499,636)
Cash and cash equivalents, beginning of period	1,414,485	1,276,375
Cash and cash equivalents, end of period	$638,796	$776,739
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$113,753	$134,201
Cash paid for interest	5,859	5,903
Restricted stock units vested and released	10,195	15,617
Capital lease additions	—	3,500
Credits received for tenant improvements	—	1,540

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
(in thousands, except enrollment data)	2014	2013	2014	2013
Net revenue:
University of Phoenix
Degree seeking gross revenues(1)	$739,183	$907,766	$2,179,917	$2,700,903
Less: Discounts and other	(69,055)	(76,862)	(189,752)	(200,837)
Degree seeking net revenues(1)	670,128	830,904	1,990,165	2,500,066
Other revenues	11,579	12,536	30,486	32,724
Total University of Phoenix	681,707	843,440	2,020,651	2,532,790
Apollo Global	100,459	82,125	260,252	229,604
Other	17,753	21,209	54,409	73,935
Net revenue	$799,919	$946,774	$2,335,312	$2,836,329
Operating income (loss):
University of Phoenix	$135,153	$147,380	$405,308	$465,997
Apollo Global	(13,845)	7,636	(51,632)	(27,651)
Other	(8,244)	(23,063)	(63,688)	(45,667)
Operating income	$113,064	$131,953	$289,988	$392,679
University of Phoenix Enrollment Data:
Degreed Enrollment(2)	241,900	287,500
New Degreed Enrollment(3)	33,900	38,900
Degree seeking net revenues per degreed enrollment	$2,770	$2,890

(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

(2) Represents students enrolled in a University of Phoenix degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of the associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents new students and students who have been out of attendance for more than 12 months who enroll in a University of Phoenix degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
(In thousands, except per share data)	2014	2013	2014	2013
Operating income	$113,064	$131,953	$289,988	$392,679
Income before income taxes	$111,318	$129,657	$286,254	$388,859
Provision for income taxes	$46,308	$49,487	$110,026	$161,290
Effective income tax rate	41.6%	38.2%	38.4%	41.5%
Net income attributable to Apollo	$66,025	$79,953	$179,521	$226,975
Diluted income per share attributable to Apollo	$0.59	$0.71	$1.59	$2.01
Special items:
Restructuring and other charges	$14,904	$63,103	$62,076	$131,295
Contingent consideration charges and acquisition costs	16,168	—	29,173	—
Litigation charge (credit)	4,125	—	13,125	(23,200)
Gain related to foreign indirect taxes following resolution with tax authority(1)	(11,173)	—	(11,173)	—
Special items before income taxes	24,024	63,103	93,201	108,095
Less: income tax effects of special items	(5,171)	(23,941)	(26,819)	(40,110)
Tax benefit from Internal Revenue Service settlement	—	—	(10,176)	—
Special items, net of income tax	$18,853	$39,162	$56,206	$67,985
Excluding special items:
Operating income	$137,088	$195,056	$383,189	$500,774
Income before income taxes	$135,342	$192,760	$379,455	$496,954
Provision for income taxes	$51,479	$73,428	$147,021	$201,400
Effective income tax rate	38.0%	38.1%	38.7%	40.5%
Net income attributable to Apollo	$84,878	$119,115	$235,727	$294,960
Diluted income per share attributable to Apollo	$0.76	$1.05	$2.08	$2.61
(1) This gain is included in instructional and student advisory on our Condensed Consolidated Statements of Income.
Investor Relations Contacts:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Erin Kelly, (602) 557-3830
erin.kelly@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu